UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

ECO-SHIFT POWER CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-21134	04-2893483
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1090 Fountain Street North

Cambridge, Ontario N3H 4R7

(Address of Principal Executive Offices)

(519) 650-9506

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On or about May 7, 2014, Eco-Shift Power Corp. (the “Company”) entered into Master Services Agreement with Buffalo Watt Holdings, LLC, dated as of March 31, 2014. Pursuant to the Master Services Agreement, Buffalo Watt Holdings, LLC will provide certain software development services. Consideration for such services is $110,000 in cash and a three-year option to purchase 600,000 shares of common stock of the Company at $0.25 per share. The payment of cash and vesting of the option is tied to deliverables of software under the Master Services Agreement.

On or about April 22, 2014, the Company issued a promissory note in the principal amount of $100,000 to JSJ Investments Inc. The note bears interest at 12% per annum and has a six-month term. The note is prepayable at any time by the Company, subject to payment of a redemption premium of 125% in lieu of principal and interest otherwise payable. The note is also convertible by the holder into shares of common stock of the Company at a 50% discount to the average of the three lowest trades on the previous ten trading days before conversion. The note may be converted in two tranches of $50,000 plus interest, or 4.9% of the then current issued and outstanding number of shares of common stock of the Company, whichever is lower.

On or about April 25, 2014, the Company entered into an Asset Purchase Agreement with E-Shit Scientific Inc., which provided for the purchase of certain assets and intellectual property of E-Shift Scientific. The consideration for such purchase included the payment of $500,000 in cash on or before October 25, 2014, and the issuance of 9,800,000 shares of common stock of the Company, together with a three-year option to purchase 2,500,000 shares of common stock at $0.25 per share, and a three-year warrant to purchase 1,500,000 shares of common stock at $0.25 per share. The option is immediately exercisable and the warrant is exercisable beginning eighteen months after the issue date.

On or about April 10, 2014, the Company engaged Chi Group Limited as a consultant to provide certain business consulting services for a period of one year. The Company issued 1,300,000 shares of restricted common stock as compensation for such services.

On April 14, 2014, the Company agreed to settle certain claims for consulting services provided by Green Sync Solutions, Inc. to the Company’s operating subsidiary during 2013, in consideration of the issuance of 2,500,000 shares of common stock.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the purchasers agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco-Shift Power Corp.

Date: May 9, 2014	By:	/s/ James Hughes
	Name:	James Hughes
	Title:	Chief Financial Officer